Squire & Company, PC
Certified Public Accountants and Business Consultants
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1329 South 800 East * Orem, Utah * 84087 * (801)255-6900 * Fax (801)226-7739








                     CONSENT OF INDEPENDENT
                REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of English Language Learning & Instruction System, Inc. on Form SB-2 of our audit report dated March 26, 2004 relating to the consolidated financial statements of English Language Learning & Instruction System, Inc. for the years ended December 31, 2003 and 2002.

We also consent to the reference to us under the caption "Interest of Named Experts and Counsel".


/s/ Squire & Company, PC

Squire & Company, PC
Orem, Utah
August 26, 2004